CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Amendment No. 3 to Registration Statement No. 888-21665 of Hatteras Multi-Strategy TEI Fund, L.P. (the "Fund") on Form N-2 of our report dated May 26, 2006, appearing in the Annual Report of the Fund for the year ended March 31, 2006, which is part of such Registration Statement, and to the reference to us under the headings "Committees" and "Independent Registered Public Accounting Firm and Legal Counsel" in the Statement of Additional Information, also part of such Registration Statement.


/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
September 20, 2006